CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Professionally Managed Portfolios and to the use of our report dated September 26, 2024 on the financial statements and financial highlights of the Akre Focus Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into this Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 24, 2025